Exhibit 99.1

Chicken Soup for the Soul Entertainment Announces the Closing of $21 Million of
Notes Due 2025

COS COB, CT – July 17, 2020 – Chicken Soup for the Soul Entertainment Inc. (Nasdaq: CSSE) (the “Company”), one of the largest operators of streaming advertising-supported video-on-demand (AVOD) networks, today announced the closing of its underwritten public offering of an aggregate principal amount of $21 million 9.5% Notes due 2025 (“Notes”). The Notes are expected to begin trading on Nasdaq under the symbol “CSSEN” within 30 days of the original issue date. The Notes will not be convertible into or exchangeable for any of the Company’s other securities.

Interest payments will be made quarterly in arrears on March 31, June 30, September 30, and December 31 each year, beginning September 30, 2020. The Company can redeem the Notes, in whole or in part, at any time on or after July 31, 2022 or upon a change of control at the redemption price of par plus accrued interest. The Notes are rated BBB by Egan-Jones Ratings Company.

The Company intends to use the net proceeds from this offering to repay the outstanding principal and interest owed under the Company’s commercial loan facility with Patriot Bank, N.A. as well as for general corporate purposes.

Ladenburg Thalmann & Co. Inc. and National Securities Corporation, a wholly-owned subsidiary of National Holdings, Inc. (Nasdaq: NHLD) acted as joint bookrunning managers of the offering. The Benchmark Company and Northland Capital Markets, acted as lead managers.

A registration statement on form S-1 (SEC File No. 333-239198) (“Registration Statement”) relating to the Notes was filed with the U.S Securities and Exchange Commission (the “SEC”) and is effective and available on the SEC’s website at www.sec.gov. Copies of the final prospectus may be obtained electronically from the Securities and Exchange Commission at www.sec.gov or from any of the underwriters, including the offices of:

Ladenburg Thalmann & Co.
Attn: Syndicate Department
277 Park Avenue, 26th Floor
New York, NY 10172
212-409-2000
Email: prospectus@ladenburg.com

National Securities Corporation

Attn: Charles Wanyama

200 Vesey Street, 25th Floor

New York, NY 10281

212-417-3634

Email: cwanyama@yournational.com

The Benchmark Company, LLC

Attn: Prospectus Department

150 E 58th Street, 17th floor

New York, NY 10155

212-312-6700

Email: prospectus@benchmarkcompany.com

Northland Capital Markets

Attn: Heidi Fletcher

150 South Fifth Street, Suite 3300
Minneapolis, MN 55402

800-851-2920

Email: hfletcher@northlandcapitalmarkets.com

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

ABOUT CHICKEN SOUP FOR THE SOUL ENTERTAINMENT

Chicken Soup for the Soul Entertainment Inc. (Nasdaq: CSSE) operates streaming video-on-demand networks (VOD). The Company owns a majority stake in Crackle Plus, a company formed with Sony Pictures Television, which owns and operates a variety of ad-supported and subscription-based VOD networks including Crackle, Popcornflix, Popcornflix Kids, Truli, Pivotshare, Españolflix and FrightPix. The Company also acquires and distributes video content through its Screen Media subsidiary and produces original long and short-form content through Landmark Studio Group, its Chicken Soup for the Soul Originals division and APlus.com. Chicken Soup for the Soul Entertainment is a subsidiary of Chicken Soup for the Soul, LLC, which publishes the famous book series and produces super-premium pet food under the Chicken Soup for the Soul brand name.

FORWARD-LOOKING STATEMENTS

This press release includes forward-looking statements that involve risks and uncertainties. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are subject to risks (including those set forth in the Registration Statement) and uncertainties which could cause actual results to differ from the forward-looking statements. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based. Investors should realize that if our underlying assumptions for the projections contained herein prove inaccurate or that known or unknown risks or uncertainties materialize, actual results could vary materially from our expectations and projections.

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INVESTOR RELATIONS

Taylor Krafchik

Ellipsis

csse@ellipsisir.com

(646) 776-0886

MEDIA CONTACT
Kate Barrette
RooneyPartners LLC
kbarrette@rooneyco.com
(212) 223-0561